As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYMABAY THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3103561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices) (Zip code)

Metabolex, Inc. 2003 Equity Incentive Plan

CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Harold Van Wart

President and Chief Executive Officer

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8121

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew B. Hemington

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,049,716 shares	$5.99 - $7.00	$6,438,946.67	$829.34

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”) that become issuable under the Metabolex, Inc. 2003 Equity Incentive Plan (“2003 Plan”) and the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan (“2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) $5.99 with respect to outstanding options, which is the combined weighted-average exercise price for outstanding options granted under the 2003 Plan and the 2013 Plan, and (b) $7.00, with respect to shares reserved for future grant, which is the last reported sale of the Registrant’s Common Stock as reported on the OTC Bulletin Board on April 10, 2014. The chart below details the calculations of the registration fee.

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2003 Plan	78,907	$16.24	$1,281,449.68
Shares issuable upon the exercise of outstanding options granted under the 2013 Plan	823,199	$5.01	$4,124,226.99
Shares reserved for future grant under the 2013 Plan	147,610	$7.00	$1,033,270.00
Proposed Maximum Aggregate Offering Price			$6,438,946.67
Registration Fee			$829.34

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by CymaBay Therapeutics, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K filed on March 31, 2014 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-55021).

(b) The Registrant’s Current Reports on Form 8-K filed on January 8, 2014, January 13, 2014, and February 21, 2014, under the Exchange Act (File No. 000-55021).

(c) The description of the Registrant’s common stock contained in the Registrant’s Form 10/A, filed on November 22, 2013, including any amendment or report filed for the purpose of updating such description.

(e) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, CymaBay’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to CymaBay or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, CymaBay’s amended and restated bylaws provide that:

•	CymaBay is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	CymaBay may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	CymaBay is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

CymaBay has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in CymaBay’s certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of CymaBay regarding which indemnification is sought. The indemnification provisions in CymaBay’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between CymaBay and each of its directors and executive officers may be sufficiently broad to permit indemnification of CymaBay’s directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CymaBay pursuant to the foregoing provisions, or otherwise, CymaBay has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CymaBay currently carries liability insurance for its directors and officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Registration Rights Agreement

4.4(4)	Form of 2013 Financing Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of an independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(5)	2013 Equity Incentive Plan

99.2(6)	Form of Option Grant Notice and Option Agreement under the 2013 Equity Incentive Plan

99.3(7)	2003 Equity Incentive Plan

99.4(8)	Form of 2003 Equity Incentive Plan Stock Option Agreement

99.5(9)	Form of 2003 Equity Incentive Plan Early Exercise Stock Option Agreement

99.6 (10)	Form of Incentive Award Grant Notice under the 2013 Equity Incentive Plan

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.3 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.25 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.26 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.
(8)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.

(9)	Prev Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.
(10)	Previously filed as Exhibit 10.22 to the Registrant’s Form 10-K, (File No. 000-55021) filed with the SEC on March 31, 2014.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, State of California, on this 11th day of April, 2014.

CYMABAY THERAPEUTICS, INC.

By:	/s/ Harold Van Wart
Harold Van Wart
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Van Wart and Sujal Shah, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold Van Wart Harold Van Wart	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2014

/s/ Sujal Shah Sujal Shah	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 11, 2014

/s/ Louis G. Lange	Director
Louis G. Lange		April 11, 2014

/s/ Carl Goldfischer Carl Goldfischer	Director	April 11, 2014

/s/ Hari Kumar Hari Kumar	Director	April 11, 2014

/s/ Edward Penhoet Edward Penhoet	Director	April 11, 2014

/s/ Kurt von Emster Kurt von Emster	Director	April 11, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Registration Rights Agreement

4.4(4)	Form of 2013 Financing Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of an independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(5)	2013 Equity Incentive Plan

99.2(6)	Form of Option Grant Notice and Option Agreement under the 2013 Equity Incentive Plan

99.3(7)	2003 Equity Incentive Plan

99.4(8)	Form of 2003 Equity Incentive Plan Stock Option Agreement

99.5(9)	Form of 2003 Equity Incentive Plan Early Exercise Stock Option Agreement

99.6(10)	Form of Incentive Award Grant Notice under the 2013 Equity Incentive Plan

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(4)	Previously filed as Exhibit 4.3 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.25 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.26 to the Registrant’s Current Report on Form 10/A (File No. 000-55021), filed with the Commission on October 17, 2013, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.
(8)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.

(9)	Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form 10 (File No. 000-55021), filed with the SEC on August 12, 2013.
(10)	Previously filed as Exhibit 10.22 to the Registrant’s Form 10-K, (File No. 000-55021) filed with the SEC on March 31, 2014.